Exhibit 24(b)(8.131)
THIRD AMENDMENT
TO THE PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT, dated as of the 4th day of November, 2013, is entered into between ING Life Insurance and Annuity Company (“ING Life” or “ING”); ING Financial
Advisers, LLC (“ING Financial”); OppenheimerFunds Distributor, Inc. (the “Distributor”);
and Shareholder Services, Inc. (“SSI”), as parties to the Participation Agreement dated as of
August 15, 2000, as amended (“Agreement”).

WHEREAS, the Distributor is the underwriter of certain investment companies listed on
Schedule B of the Agreement (the “Funds”) that are registered investment companies under the Investment Company Act of 1940, as amended;

WHEREAS, the parties to the Agreement desire to amend the Agreement by updating the list of available Funds under Schedule B to the Agreement;

NOW, THEREFORE, pursuant to Section 12(a) of the Agreement, the parties to the
Agreement hereby amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced with the new Schedule B attached hereto.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Third
Amendment to the Participation Agreement effective as of the date first written above.

OppenheimerFunds Distributor, Inc.		ING Life Insurance and Annuity Company

By:	/s/ Mark D. Santero	By:	/s/ Lisa Gilarde
Name:	Mark D. Santero	Name:	Lisa Gilarde
Title:	SVP	Title:	Vice President

Shareholder Services, Inc.		ING Financial Advisers, LLC

By:	/s/ Stacy Roode	By:	/s/ Patrick J. Kennedy
Name:	Stacy Roode	Name:	Patrick Kennedy
Title:	President	Title:	President

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Schedule B

October 30, 2013

LIST OF FUNDS ELIGIBLE TO PARTICIPATE IN
THE PARTICIPATION AGREEMENT

Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Core Bond Fund
Oppenheimer Corporate Bond Fund
Oppenheimer Currency Opportunities Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Diversified Alternatives Fund
Oppenheimer Emerging Markets Debt Fund
Oppenheimer Equity Fund
Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund
Oppenheimer Global Allocation Fund
Oppenheimer Global Multi Strategies Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Real Estate Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer International Bond Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Fund
Oppenheimer Main Street Select Fund
Oppenheimer Main Street Small- & Mid-Cap Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Portfolio Series
Oppenheimer International Value Fund
Oppenheimer Flexible Strategies Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Select Value Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Senior Floating Rate Plus Fund
Oppenheimer Discovery Mid Cap Growth Fund

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Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer Limited-Term Bond Fund
Oppenheimer Value Fund

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